As filed with the Securities and Exchange Commission on July 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMSURG CORP.

(Exact name of registrant as specified in its charter)

Tennessee	62-1493316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1A Burton Hills Boulevard

Nashville, Tennessee 37215

(615) 665-1283

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Claire M. Gulmi

Executive Vice President, Chief Financial Officer and Secretary

1A Burton Hills Boulevard

Nashville, Tennessee 37215

(615) 665-1283

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

J. James Jenkins, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	(1)	(2)
Preferred Stock, no par value	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. There is being registered hereunder an indeterminate amount of securities as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) of the rules and regulations under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

Prospectus

AmSurg Corp.

Common Stock

Preferred Stock

We may offer and sell from time to time, in one or more offerings, our preferred stock or common stock, or any combination of these securities, collectively referred to herein as the “securities,” at prices and on terms determined at the time of any such offering. The preferred stock may be convertible into or exercisable or exchangeable for common stock, preferred stock or other securities. This prospectus provides you with a general description of the securities that we may offer. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Our common stock trades on the Nasdaq Global Select Market, or Nasdaq, under the symbol “AMSG,” and our 5.250% mandatory convertible preferred stock, Series A-1, trades on Nasdaq under the symbol “AMSGP.”

Our principal executive offices are located at 1A Burton Hills Boulevard, Nashville, Tennessee 37215, and our telephone number is (615) 665-1283.

We will provide specific terms of any offering of these securities, and the manner in which they are being offered, in supplements to this prospectus. Our securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, under similar headings in the other documents that are incorporated by reference into this prospectus including our periodic reports and other information filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2015.

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You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise expressly stated, when we refer to “AmSurg,” “we,” “our” and “us” in this prospectus, we mean AmSurg Corp., including our subsidiaries. When we refer to “you” or “yours,” we mean the purchasers of the applicable securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we may sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities being sold. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by us with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference facilities. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

Our common stock and 5.250 % Mandatory Convertible Preferred Stock are listed on the Nasdaq Global Select Market, and reports, proxy statements and other information concerning us can also be inspected at the corporate headquarters of Nasdaq at 165 Broadway, New York, New York 10006.

Our web site address is http://www.amsurg.com. The information on our web site, however, is not, and should not be, incorporated by reference in or deemed to be a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or us, as indicated above. Documents establishing the terms of the offered securities are filed as exhibits to, or incorporated by reference in, the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” the reports and documents we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents set forth below that we have previously filed with the SEC and any future filings made under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, after the date of this prospectus and prior to the completion of the offering of all of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 (including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, filed with the SEC on April 20, 2015);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 6, 2015;

•	our Current Reports on Form 8-K, filed with the SEC on December 23, 2014, January 16, 2015, January 22, 2015, February 2, 2015 February 9, 2015, May 22, 2015 and July 21, 2015;

•	the description of our common stock contained in our Registration Statement on Form 10/A filed July 13, 2001, as updated through subsequently filed reports; and

•	the description of our 5.250 % Mandatory Convertible Preferred Stock, Series A-1, contained in our Registration Statement on Form 8-A, filed July 2, 2014, as updated through subsequently filed reports.

Notwithstanding the foregoing, information that we furnish under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus, the registration statement of which this prospectus is a part, or any prospectus supplement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

Chief Financial Officer

AmSurg Corp.

1A Burton Hills Boulevard

Nashville, Tennessee 37215

(615) 665-1283

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein by reference carefully, especially the “Risk Factors” section of this prospectus and any prospectus supplement. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” in this prospectus for more information.

We acquire, develop and operate ambulatory surgery centers (“ASCs” or “surgery centers”) in partnership with physician practice groups throughout the U.S. and provide outsourced physician services in multiple specialties to hospitals, ambulatory surgery centers and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. We are the largest owner and operator of ASCs in the United States based upon total number of facilities. At March 31, 2015, we owned and operated 248 ASCs in 34 states and the District of Columbia, and provided physician services to more than 330 healthcare facilities in 27 states, employing more than 2,900 physicians and other healthcare professionals.

Ambulatory Services

Our company was formed in 1992 for the purpose of acquiring, developing and operating ASCs in partnership with physicians. Our surgery centers are typically located adjacent to or in close proximity to the medical practices of our partner physicians. We generally own a majority interest, primarily 51%, in the facilities we operate. Our surgery centers primarily provide non-elective, high volume, lower-risk surgical procedures across multiple specialties, including, among others, gastroenterology, ophthalmology, and orthopaedics. Our ASCs are designed with a cost structure that creates significant savings for patients and payors when compared to surgical services performed in hospital outpatient departments (“HOPDs”).

We acquire, develop and operate ASCs through the formation of partnerships with physicians and health systems to serve the communities in our markets. Since physicians are critical to the delivery of healthcare, we have developed our operating model to encourage physicians to affiliate with our ASCs. We believe we attract physicians because our facilities adopt staffing, scheduling and clinical systems and protocols with the goal of increasing physician efficiency and engagement. We believe that our focus on physician satisfaction combined with providing safe, high-quality healthcare in a friendly and convenient environment for patients will continue to make our ASCs an attractive alternative to HOPDs for physicians, patients and payors. We focus on providing high-quality surgery centers that meet the needs of patients, physicians and payors. We believe our facilities (i) enhance the quality of care for our patients, (ii) provide significant administrative, clinical and efficiency benefits to physicians, and (iii) offer a low cost alternative for patients and payors.

Physician Services

On July 16, 2014, we acquired Sheridan Healthcare (“Sheridan”). With the completion of this acquisition, we believe we are a leading national provider of multi-specialty outsourced physician services to hospitals, ASCs and other healthcare facilities. We deliver physician services, primarily in the areas of anesthesiology, children’s services, radiology and emergency medicine services, to more than 330 healthcare facilities, and believe we are a leading provider of physician services in each of those specialties. We employ more than 2,900 physicians and other healthcare professionals who apply a care-centric approach to medical care and have physician practices in 27 states with a significant presence in Florida, New Jersey, Texas and California. We believe our scale and ability to leverage administrative and support infrastructure enable us to effectively recruit and retain physicians, provide services at lower costs and generate attractive profit margins.

Our physicians usually lead the daily operations of their specialty departments and integrate themselves into the clinical leadership at our client’s facilities. This integration allows us to collaborate with hospitals, ASCs and other healthcare facilities to improve their operations. We believe our national scale and footprint enable us to provide better coordination of care, better physician coverage, stronger recruiting services, more professional and experienced management and improved patient throughput and outcomes as compared to smaller independent physician groups or directly affiliated facility practices with which we compete.

Our principal executive offices are located at 1A Burton Hills Boulevard, Nashville, Tennessee 37215, and our telephone number is (615) 665-1283. AmSurg Corp. is a Tennessee corporation.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements (as the term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). Forward-looking statements may use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “may,” “might,” “would,” “could,’ “continues,” “project” and similar expressions, though not all forward-looking statements contain these or similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those described in our most recent Annual Report on Form 10-K filed with SEC on February 27, 2015, which is expressly incorporated by reference into this prospectus, and those risks described in any supplement to this prospectus under “Risk Factors,” and elsewhere in documents we have filed or will file with the SEC and incorporated by reference into this prospectus, as well as other factors that our management has not yet identified. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in our securities described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

USE OF PROCEEDS

Except as set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for working capital and general corporate purposes, including, without limitation, repaying outstanding debt, capital expenditures and financing acquisitions. We may invest funds not required immediately for such purposes in short-term, interest-bearing and other investment-grade securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DISTRIBUTIONS

The following table sets forth our historical consolidated ratio of earnings to fixed charges and preferred distributions for the periods indicated. You should read this consolidated ratio of earnings to fixed charges and preferred distributions in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. Prior to the beginning of the fiscal year ended December 31, 2014, we had neither issued any shares of, nor paid any distributions on, preferred stock. Accordingly, the numbers presented below for fiscal years 2010 through 2013 do not include preferred stock distributions.

	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Consolidated ratio of earnings to combined fixed charges and preferred distributions (1)	13.9x	13.1x	14.1x	10.3x	4.0x	3.2x

(1)	For the purposes of calculating the consolidated ratio of earnings to combined fixed charges and preferred distributions, “earnings” means the sum of income from continuing operations before taxes, excluding income from equity investees; fixed charges; amortization of capitalized interest; distributed income of equity investees; and pre-tax losses of equity investees for which charges from guarantees are included in fixed charges; less capitalized interest. “Fixed charges” means interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the portion of rental expense within operating leases that represents the interest factor.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Under our Second Amended and Restated Charter, as amended, or Charter, we are authorized to issue 120,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. As of May 6, 2015, 48,413,184 shares of our common stock were issued and outstanding, and 1,725,000 shares of our 5.250% Mandatory Convertible Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”) were issued and outstanding.

The following summary of certain terms of our capital stock describes briefly the material provisions of our Charter and bylaws, and applicable provisions of Tennessee corporate law.

Common Stock. The holders of our common stock are entitled to one vote per share on all matters to be submitted to a vote of the shareholders and are not entitled to cumulative voting in the election of directors. Subject to the prior dividend rights of our Series A-1 Preferred Stock, as described below, and prior dividend rights and sinking fund or redemption or purchase rights which may be applicable to any other outstanding series of preferred stock that AmSurg may designate and issue in the future, the holders of our common stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor. The holders of our common stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of AmSurg. The Charter does not give holders of our common stock any preemptive or other subscription rights, and our common stock is not redeemable at the option of the holders, does not have any conversion rights, and is not subject to call. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of our Series A-1 Preferred Stock and any other series of preferred stock that AmSurg may designate and issue in the future.

We have never declared a cash dividend on shares of our common stock and do not currently intend to declare or pay a cash dividend on shares of our common stock. In addition, any payment of cash dividends on common stock in the future will depend on AmSurg’s earnings, financial condition, capital needs and other factors deemed relevant by the board of directors, including corporate law restrictions on the availability of capital for the payment of dividends, the rights of holders of our Series A-1 Preferred Stock and any other series of preferred stock that may hereafter be issued and the limitations, if any, on the payment of dividends under any documents relating to equity investments, then-existing credit facilities or other indebtedness. It is the current intention of the board of directors to retain earnings, if any, in order to finance the operations and expansion of our business.

Preferred Stock. AmSurg is authorized to issue 5,000,000 shares of undesignated preferred stock, no par value, 1,725,000 shares of which have been designated and issued as our Series A-1 Preferred Stock. The authorized preferred stock may be issued from time to time in one or more designated series or classes. Subject to the provisions of the Charter and limitations prescribed by law, the board of directors, without further action or vote by the shareholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation, and other relevant provisions in a particular series or class. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of AmSurg.

Series A-1 Preferred Stock. Subject to the rights of holders of any class or series of our capital stock ranking senior to our Series A-1 Preferred Stock with respect to dividends, holders of shares of our Series A-1 Preferred Stock are entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board of directors and to the extent lawful, cumulative dividends at an annual rate of 5.250% of the initial liquidation preference of $100 per share of Series A-1 Preferred Stock (equivalent to $5.25 per year per share).

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of shares of our Series A-1 Preferred Stock will be entitled to receive out of our assets available for distribution to our shareholders, subject to rights of our creditors, before any payment or distribution is made to holders of junior stock (including our common stock), payment in full of the amount of $100 per share of our Series A-1 Preferred Stock, plus an amount equal to any accrued and unpaid dividends, whether or not declared, on such shares to (but not including) the date fixed for liquidation, dissolution or winding up.

The Series A-1 Preferred Stock is not redeemable. The holders of our Series A-1 Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of our Series A-1 Preferred Stock, in the case of certain dividend arrearages and except as specifically required under Tennessee law.

Each outstanding share of our Series A-1 Preferred Stock will automatically convert on July 1, 2017 (the “Mandatory Conversion Date”) into a number of shares of our common stock equal to the conversion rate that will be not more than 2.2222 shares of our common stock and not less than 1.8141 shares of our common stock (depending upon the market value of our common stock at the time of such conversion). At any time prior to the Mandatory Conversion Date, other than during certain fundamental changes, a holder of shares of our Series A-1 Preferred Stock may elect to convert such holder’s shares of Series A-1 Preferred Stock, in whole or in part, into shares of our common stock, at the minimum conversion rate of 1.8141 shares of our common stock per share of our Series A-1 Preferred Stock, subject to certain adjustments.

Future Issuance of Preferred Stock. The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of ours, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Transfer Agent and Registrar

Computershare Trust Company N.A. is the transfer agent and registrar for our common stock and our Series A-1 Preferred Stock. The transfer agent and registrar for any additional series of preferred stock will be set forth in the applicable prospectus supplement.

Certain Provisions of Our Charter, Bylaws, and Tennessee Law

General. The provisions of our Charter, bylaws, and Tennessee statutory law described in this section may delay or make more difficult acquisitions or changes of control of AmSurg that are not approved by our board of directors.

Classified Board Of Directors. Our bylaws provide that the number of directors shall be no fewer than three or more than 11, with the exact number to be established by our board of directors and subject to change from time to time as determined by the board of directors. The Charter provides for the classification of the board of directors. Under the terms of our Charter, the members of our board of directors are divided into three classes, serving staggered three-year terms. As a result, one-third of our board of directors will be elected each year. This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual shareholders’ meeting following the date the acquiror obtains the controlling stock interest. This provision may have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of AmSurg, and could also increase the likelihood that incumbent directors will retain their positions.

Our Charter provides that directors may be removed only for “cause” and only by the affirmative vote of the holders of a majority of the voting power of all the shares of our capital stock then entitled to vote in the election of directors, voting together as a single class, unless the vote of a special voting group is otherwise required by law. “Cause” is defined in the Charter as: (i) a felony conviction of a director or the failure of a director to contest prosecution for a felony; (ii) conviction of a crime involving moral turpitude; or (iii) willful and continued misconduct or gross negligence by a director in the performance of his or her duties as a director. The Charter also provides that in order to call a special meeting of shareholders, written demands of the holders of at least 15% of the voting power of each class of the common stock must be received. These provisions, in conjunction with the provision of the bylaws authorizing the board of directors to fill vacant directorships, may prevent shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Advance Notice for Shareholder Proposals or Making Nominations at Meetings. Our bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of our shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, the board of directors, or by a shareholder who has given to our Secretary timely written notice in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are selected and recommended by our board of directors, or the committee of the board of directors designated to make nominations, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of nominations or other business to be brought before any meeting must be received by the Secretary not later than 120 days in advance of the first anniversary of the mailing date of our proxy statement for the previous year’s annual meeting or, in the case of special meetings, at the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

The notice of any shareholder proposal or nomination for election as director must set forth various information required under the bylaws. The person submitting the notice of nomination and any person acting in concert with such person must provide, among other things, the name and address under which they appear on our books (if they so appear) and the class and number of shares of our capital stock that are beneficially owned by them.

Amendment of the Bylaws and Charter. Except with respect to amendments to our bylaws or Charter relating to the classified structure of our board of directors which are required to be approved by the affirmative vote of two-thirds of the voting power of the shares entitled to vote in the election of directors, our bylaws provide that a majority of the members of our board of directors who are present at any regular or special meeting or the holders of a majority of the voting power of all shares of our capital stock represented at a regular or special meeting have the power to amend, alter, change, repeal, or restate the bylaws.

Tennessee Law. The Tennessee Business Combination Act, or the Combination Act, provides, among other things, that any corporation to which the Combination Act applies, including AmSurg, shall not engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

The Combination Act defines “business combination,” generally, to mean any: (i) merger or consolidation; (ii) share exchange; (iii) sale, lease, exchange, mortgage, pledge, or other transfer (in one transaction or a series of transactions) of assets representing 10% or more of (A) the market value of consolidated assets, (B) the market value of the corporation’s outstanding shares or (C) the corporation’s consolidated net income; (iv) issuance or transfer of shares from the corporation to the interested shareholder; (v) plan of liquidation; (vi) transaction in which the interested shareholder’s proportionate share of the outstanding shares of any class of securities is increased; or (vii) financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder.

The Combination Act defines “interested shareholder,” generally, as any person who is the beneficial owner, either directly or indirectly, of 10% or more of any class or series of the corporation’s outstanding voting stock, or any affiliate or associate of the corporation who has been the beneficial owner, either directly or indirectly, of

10% or more of the voting power of any class or series of the corporation’s stock at any time within the five-year period preceding the date in question. Consummation of a business combination that is subject to the five-year moratorium is permitted after such period if the transaction (i) complies with all applicable Charter and bylaw requirements and applicable Tennessee law and (ii) is approved by at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder, or when the transaction meets certain fair price criteria. The fair price criteria include, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (i) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (ii) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, or (iii) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

The Tennessee Control Share Acquisition Act prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a “control share acquisition,” as defined in the Tennessee Control Share Acquisition Act, unless such voting rights have been previously approved by the disinterested shareholders of the corporation. AmSurg has not elected to make the Tennessee Control Share Acquisition Act applicable to it. No assurance can be given that such election, which must be expressed in a Charter or bylaw amendment, will or will not be made in the future.

The Tennessee Greenmail Act prohibits AmSurg from purchasing or agreeing to purchase any of its securities, at a price in excess of fair market value, from a holder of 3% or more of any class of such securities who has beneficially owned such securities for less than two years, unless such purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The effect of the Greenmail Act may be to render more difficult a change of control of AmSurg.

The Tennessee Investor Protection Act provides that unless our board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of AmSurg, any of which was purchased within the preceding year, may make a takeover offer for any class of equity security of AmSurg if after completion the offeror would be a beneficial owner of more than 10% of any class of outstanding equity securities of AmSurg unless the offeror, before making such purchase: (i) makes a public announcement of his or her intention with respect to changing or influencing the management or control of AmSurg; (ii) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities; and (iii) files with the Tennessee Commissioner of Commerce and Insurance, or Commissioner, and AmSurg a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner. The effect of the Tennessee Investor Protection Act may be to render more difficult a change of control of AmSurg.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent.

Our capital stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an applicable prospectus supplement, the obligations of any underwriter to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any applicable prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an applicable prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMSG,” and our 5.250% mandatory convertible preferred stock, Series A-1 trades on Nasdaq under the symbol “AMSGP.” No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

Certain legal matters relating to Tennessee law will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of AmSurg Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sunbeam Holdings, L.P. as of and for the year ended December 31, 2013, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated December 23, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sunbeam Holdings, L.P. as of December 31, 2012 and for each of the two years then ended, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated December 23, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Common Stock

Preferred Stock

PROSPECTUS

July 21, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts will be estimates.

Amount to be Paid
SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r).
(2)	The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Tennessee Business Corporation Act (the “TBCA”) provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

AmSurg’s charter and bylaws require it to indemnify its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expenses reasonably incurred by such person in any action, suit or proceeding in which such person was or is made, or threatened to be made, a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of AmSurg.

In addition, AmSurg’s charter provides that AmSurg directors shall not be personally liable to AmSurg or its shareholders for monetary damages for breach of any fiduciary duty as a director of AmSurg, except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA. Under the TBCA, this provision does not relieve AmSurg’s directors from personal liability to AmSurg or its shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing: (a) any breach of the director’s duty of loyalty; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any unlawful distributions. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

AmSurg has entered into indemnification agreements with all of its directors and executive officers providing that it will indemnify those persons to the fullest extent permitted by law against claims arising out of their actions as officers or directors of AmSurg and will advance expenses of defending claims against them. AmSurg believes that indemnification under these agreements covers at least negligence and gross negligence by the directors and officers, and requires AmSurg to advance litigation expenses in the case of actions, including shareholder derivative actions, against an undertaking by the officer or director to repay any advances if it is ultimately determined that the officer or director is not entitled to indemnification.

AmSurg believes that its charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. At present, there is no litigation or proceeding involving a director or officer of AmSurg as to which indemnification is being sought, nor is AmSurg aware of any threatened litigation that may result in claims for indemnification by any officer or director.

AmSurg has in effect an executive liability insurance policy which will provide coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions (including violations of securities laws), for any claim made against a director or officer of AmSurg for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim or AmSurg is required to indemnify the director or officer for such claim.

Item 16. Exhibits.

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, as of the 21st day of July, 2015.

AMSURG CORP.

By:	/s/ Christopher A. Holden
	Name:	Christopher A. Holden
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Christopher A. Holden and Claire M. Gulmi, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Holden Christopher A. Holden	President, Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2015

/s/ Claire M. Gulmi Claire M. Gulmi	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Principal Accounting Officer)	July 21, 2015

/s/ Steven I. Geringer Steven I. Geringer	Chairman of the Board	July 21, 2015

/s/ Thomas G. Cigarran Thomas G. Cigarran	Director	July 21, 2015

Signature	Title	Date

/s/ James A. Deal James A. Deal	Director	July 21, 2015

/s/ Henry D. Herr Henry D. Herr	Director	July 21, 2015

/s/ Joey A. Jacobs Joey A. Jacobs	Director	July 21, 2015

/s/ Kevin P. Lavender Kevin P. Lavender	Director	July 21, 2015

/s/ Cynthia S. Miller Cynthia S. Miller	Director	July 21, 2015

/s/ John W. Popp, Jr., M.D. John W. Popp, Jr., M.D.	Director	July 21, 2015

/s/ John T. Gawaluck John T. Gawaluck	Director	July 21, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1+	Form of Underwriting Agreement for Common Stock

1.2+	Form of Underwriting Agreement for Preferred Stock

2.1	Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014, by and among the Registrant, Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders’ Rep LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, dated June 2, 2014)

2.2	Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger, dated as of June 12, 2014, by and among the Registrant, Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders’ Rep LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, dated June 18, 2014)

2.3	Letter Agreement, dated July 16, 2014, by and among the Registrant, Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP, LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders Rep, LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.1	Second Amended and Restated Charter of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated May 22, 2015)

4.2	Second Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, dated May 22, 2012) (Restated for SEC filing purposes only)

4.3	Articles of Amendment to the Second Amended and Restated Charter with respect to the 5.250% Mandatory Convertible Preferred Stock, Series A-1 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated May 22, 2015)

4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10/A filed with the SEC on July 13, 2001)

4.5	Indenture, dated as of July 16, 2014, among AmSurg Escrow Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.6	Indenture, dated as of July 16, 2014, among AmSurg Escrow Corp., the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.7	First Supplemental Indenture, dated as of July 16, 2014, between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.8	Supplemental Indenture, dated as of July 16, 2014, among the Registrant, the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.9	Registration Rights Agreement, dated as of July 16, 2014, among the Registrant, the subsidiary guarantors listed therein, and Citigroup Global Markets Inc., acting on behalf of itself and as the representative of the several Initial Purchasers listed therein (incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

Exhibit Number	Description

4.10	Form of 5.625% Rule 144A Senior Note due 2022 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.11	Form of 5.625% Regulation S Senior Note due 2022 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

4.12	Registration Rights Agreement, dated as of July 16, 2014, among the Registrant and each of the other signatories from time to time a party thereto (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 8-K, dated July 22, 2014)

5.1*	Opinion of Bass, Berry & Sims PLC

12.1*	Computation of ratio of earnings to combined fixed charges and preferred distributions

23.1*	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.3*	Consent of Deloitte & Touche LLP, independent auditors

23.4*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

+	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.
*	Filed herewith.